UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 12, 2017

Date of Report (Date of earliest event reported)

EXPERIENCE ART AND DESIGN, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-174155	81-1082861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7260 W. Azure Drive, Suite 140-952, Las Vegas, NV	89130
(Address of principal executive offices)	(Zip Code)

702-347-8521

Registrant’s telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

 On July 10, 2017 we entered into an Management Service Agreement with Bahamas Development Corporation (“BDCI”) to assume managerial responsibilities for its Performance Wear subsidiary.  Under the terms of this Agreement, EXAD will begin booking 100% of the revenue generated by the subsidiary retaining all Net income as of July 1, 2017.

ITEM 7.01  Regulation FD Disclosure

On July 12, 2017 the Company issued a Press Release pertaining to its Management Service Agreement entered into with Bahamas Development Corporation.  A copy of this release is furnished as Exhibit 99.1 attached to this report.  The Company elects to disclose the information in the press releases furnished pursuant to Regulation FD. The exhibits to this report relating to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, and are not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 9.01 Financial Statements and Exhibits

Exhibit No. Description

10.1 Management Service Agreement dated as of July 10, 2017

99.1 Press Release date July 10, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPERIENCE ART AND DESIGN, INC.
DATE: July 12, 2017	/s/Eugene Caiazzo
Eugene Caiazzo
Chief Executive Officer